UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange

Act of 1934

Date of Report (Date of Earliest Event Reported):

August 15, 2014

MEASUREMENT SPECIALTIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666

(Address of principal executive offices) (Zip Code)

(757) 766-1500

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events.

As previously disclosed, on June 18, 2014, Measurement Specialties, Inc. (the “Company”), TE Connectivity Ltd (“TE”) and Wolverine-Mars Acquisition, Inc., an indirect wholly-owned subsidiary of TE (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of TE (the “Merger”).

On July 24, 2014, the Company filed a definitive proxy statement (the “Proxy Statement”) under cover of a Schedule 14A with the Securities and Exchange Commission (the “SEC”).

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Litigation Related to the Merger” by amending and restating the third paragraphs on pages 14 and 54:

Since the announcement of the Merger, three putative class action complaints have been in filed in state court in New Jersey (in Essex and Mercer Counties) against the Company, its directors, TE and Merger Sub. On August 6, 2014, the Superior Court of New Jersey, Essex County, Chancery Division (the “Court”) consolidated these three actions under the caption In re Measurement Specialties, Inc. Stockholder Litigation (the “Consolidated Action”). The Consolidated Action alleges that the Company’s directors breached their fiduciary duties to the Company’s shareholders in connection with the Merger and that the Company, TE, and Merger Sub aided and abetted such breaches. In support of these claims, the Consolidated Action alleges, among other things, that the Merger is the result of an inadequate sales process, that the price to be paid in the Merger is inadequate, and that the Merger Agreement includes deal-protection provisions that preclude a potential topping bid and unduly favor TE. In addition, the Consolidated Action alleges that the SEC disclosures relating to the Merger omit certain material information. The Consolidated Action requests that the Merger be enjoined, or, in the event it is consummated, that it be rescinded or that the class be awarded rescissory damages.

On August 15, 2014, the parties to the Consolidated Action entered into a memorandum of understanding (the “MOU”) reflecting the terms of an agreement, subject to final approval by the Court and certain other conditions, to settle the Consolidated Action. Pursuant to the MOU, and without admitting any wrongdoing or that these supplemental disclosures are material or required to be made, defendants agreed to include in this amendment to the Proxy Statement certain supplemental disclosures requested by plaintiffs in the Consolidated Action. The MOU further provides that, among other things, (a) the parties will negotiate a definitive stipulation of settlement (the “Stipulation”) and will submit the Stipulation to the Court for review and approval; (b) the Stipulation will provide for dismissal of the Consolidated Action with prejudice; (c) the Stipulation will include a general release of defendants of claims relating to, among other things, the Merger and the Merger Agreement; and (d) the settlement is conditioned on, among other things, consummation of the Merger, completion of confirmatory discovery, class certification and final approval by the Court after notice to the Company’s shareholders. Defendants believe that the allegations and claims in the litigation are without merit and, if the settlement does not receive final approval, intend to defend them vigorously. Defendants are entering into the settlement solely to eliminate the burden and expense of further litigation and to put the claims that were or could have been asserted to rest. The settlement will not affect the timing of the Merger or the amount of consideration to be paid in the Merger.

The supplemental disclosures are contained below. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by adding the following sentence to the end of the second paragraph on page 21:

“Except for the preliminary indication of interest from Company B in exploring a merger with mixed cash and stock consideration that is described below, and the indication of interest and proposals from TE that led to the merger agreement, none of these strategic and commercial discussions with representatives of other industry participants led to a proposal to acquire the Company or an indication of interest in acquiring the Company.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by adding the following sentence to the end of the third paragraph on page 21:

“At no time did the Company solicit an acquisition proposal from Company A. Company A and the Company did not enter into a standstill agreement or any other agreement that would preclude or limit Company A from making an offer for the Company.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by adding the following sentence to the end of the fourth paragraph on page 21:

“At no time did the Company solicit an acquisition proposal from Company B. Company B and the Company did not enter into a standstill agreement or any other agreement that would preclude or limit Company B from making an offer for the Company.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by amending and restating the second sentence of the first paragraph on page 22:

“The potential alternatives included remaining as an independent company and continuing to pursue acquisitions to support the Company’s growth strategy, as well as potential business combination transactions with a variety of potential strategic acquirors identified by the investment banks.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by adding the following sentence after the first sentence of the fifth paragraph on page 22:

“As background for the Board’s deliberations, nineteen potential strategic acquirors were identified by Barclays, six of whom were identified as being the most likely to have a potential interest and capacity to conclude a transaction.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by amending and restating the third sentence of the sixth paragraph on page 23:

“The Board, management and the Company’s legal and financial advisors discussed a number of factors as the Board considered TE’s offer, including the financial performance of the Company, various potential commercial programs (involving consumer products based on ultrasonic technology) which, if consummated, potentially would add to the Company’s financial performance over the following two to three years, the status of near term acquisition opportunities, including the Wema System AS (“Wema”) transaction, the overall expectations for the Company’s short and long term value and stock price, the merits and considerations of the Company’s stand-alone business plan and the potential value to be added to the Company from potential near-term acquisition opportunities and trends in the industry.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by amending and restating the second sentence of the first paragraph on page 24:

“At this meeting, Barclays reviewed with the Board various strategic alternatives potentially available to the Company including (i) continuing to operate as a standalone business, (ii) continuing to operate as a standalone business but pursuing significant acquisitions (including the acquisition of Wema) and (iii) selling the Company.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by adding the following sentences after the first paragraph on page 24:

“The Board considered the possibility of contacting other potential acquirors and concluded that it was not in the best interests of the Company or its shareholders to do so. Based on the consideration of alternatives in which the Board had been engaged for the preceding two years, the Board believed that it was well informed concerning the universe of potential buyers and the level of interest they might have. The Board believed that TE was the only potential acquirer likely to be able and willing to pay a price above $80.00 per share. On the other hand, the Board believed that soliciting proposals from other potential acquirors would subject the Company to the risk of a leak that could damage employee morale and customer relationships and could cause TE to withdraw its proposal. Finally, the Board concluded that any transaction to which it might agree with TE would not preclude a third party with the financial capability and strategic interest in acquiring the Company from submitting a competing bid.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by amending and restating the second sentence of the second paragraph on page 24:

“Representatives of TE and the Company exchanged and discussed additional information concerning the Company, its business plan and the potential acquisition of Wema (including high level forecasts for Wema’s financial performance in 2014 and details of the steps that the Company planned to take after closing the Wema acquisition to attempt to achieve synergies and increase earnings).”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background to the Merger” by adding the following sentence after the fourth sentence of the sixth paragraph on page 25:

“TE first suggested the concept of a consulting agreement with Mr. Guidone.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Opinion of Financial Advisor - Selected Comparable Company Analysis” by deleting the list of “Industrial Technology Companies” and “Diversified Industrial Companies” on page 32 and adding the following sentence at the end of the first paragraph on page 32:

“Barclays chose such companies because they operate, or have a business segment or division that operates, in the sensor and/or other high technology industry and because of their similarity to the Company with respect to the size, mix, historical and expected growth rates, margins and/or other characteristics of their businesses.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Opinion of Financial Advisor - Selected Comparable Company Analysis” by adding the following after the second paragraph of page 32:

Selected Comparable Company	“Enterprise Value/ 2014 Estimated EBITDA		Enterprise Value/ 2015 Estimated EBITDA
Industrial Technology Companies
AMETEK, Inc.	14.3	x	13.1	x
Amphenol Corporation	14.3	x	13.2	x
FLIR Systems, Inc.	14.4	x	12.8	x
MTS Systems Corporation	9.4	x	8.1	x
Oxford Instruments plc	13.7	x	11.7	x
Sensata Technologies B.V.	15.1	x	13.3	x
Spectris plc	11.9	x	11.1	x
TE	9.8	x	9.1	x
Teledyne Technologies Incorporated	11.2	x	10.6	x
Diversified Industrial Companies
Danaher Corporation	12.8	x	11.8	x
Emerson Electric Co.	9.7	x	9.1	x
Honeywell International Inc.	10.7	x	9.8	x
Roper Industries, Inc.	14.0	x	13.0	x

This analysis also indicated the following:”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Opinion of Financial Advisor - Selected Comparable Company Analysis” by amending and restating the first sentence of the second paragraph on page 33:

“Based upon these judgments and the observed multiples of each selected comparable company’s enterprise value to estimated EBITDA for calendar year ending 2014 summarized above, Barclays selected a range of 11.0x to 14.0x the Company’s fiscal year ending March 31, 2015 estimated Adjusted EBITDA based on the Updated Base Case Projections to calculate a range of implied enterprise values for the Company.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Opinion of Financial Advisor - Selected Comparable Company Analysis” by amending and restating the first sentence of the third paragraph on page 33:

“In addition, based on the observed multiples of each selected comparable company’s enterprise value to estimated EBITDA for calendar years ending 2014 and 2015 summarized above, Barclays selected a range of 11.0x to 13.0x the Company’s fiscal year ending March 31, 2016 estimated Adjusted EBITDA based on the Updated Base Case Projections to calculate a range of implied enterprise values for the Company.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Opinion of Financial Advisor - Selected Precedent Transactions Analysis” by amending and restating the sentence at the end of the first paragraph on page 34:

“For each transaction listed below (other than the Company’s acquisition of Wema), Barclays calculated, among other things, the ratio of the target company’s enterprise value to its last twelve months, or LTM, EBITDA as of the announcement date of such transaction, which is referred to below as EV/LTM EBITDA, and for the Company’s acquisition of Wema Barclays calculated, among other things, the ratio of Wema’s enterprise value to the publicly disclosed projected calendar year 2014 EBITDA for Wema. The following table sets forth the transactions analyzed, the month and year each transaction was announced and the multiple observed for each transaction:”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Opinion of Financial Advisor - Selected Precedent Transactions Analysis” by amending and restating the chart, and the language below the chart, on page 34:

“Announcement Date	Acquiror	Target	EV/LTM EBITDA
May 2014	Measurement Specialties, Inc.	Wema System AS	10.4	x†
May 2014	The Carlyle Group / PAI Partners / Schneider Electric SA	Custom Sensors & Technologies	N/A*
November 2013	Amphenol Corporation	General Electric Company (Advance Sensors Business)	N/A*
April 2013	Honeywell International Inc.	RAE Systems Inc.	N/A*
March 2012	Madison Dearborn Partners, LLC	Schrader International, Inc.	6.6	x
November 2011	TE Connectivity Ltd.	Deutsch Group SAS	15.9	x
August 2011	Spectris plc	Omega Engineering, Inc.	N/A*
June 2011	Sensata Technologies B.V.	Sensor-NITE Group	10.0	x
May 2011	Esterline Technologies Corporation	Souriau Group	N/A*
January 2011	Meggitt PLC	Danaher Corporation (Pacific Scientific Aerospace)	8.7	x
October 2010	Sensata Technologies B.V.	Honeywell International Inc. (Automotive On Board)	8.5	x
September 2010	Danaher Corporation	Keithley Instruments, Inc.	14.7	x
October 2008	Spectris plc	SPX Corporation (LDS Test & Measurement Division)	N/A*
December 2007	Cooper Industries, Ltd.	MTL Instruments Group plc	14.7	x
October 2007	Danaher Corporation	Tektronix, Inc.	16.9	x
June 2007	Sensata Technologies B.V.	Airpax Holdings, Inc.	N/A*
February 2007	Esterline Technologies Corporation	CMC Electronics Inc.	12.7	x
November 2006	Sensata Technologies B.V.	Honeywell International Inc. (First Technology Automotive and Special Products)	7.0	x
April 2006	WENDEL Investissement	Deutsch Group	9.2	x
March 2006	Emerson Electric Co.	Bristol Babcock	10.3	x
January 2006	Bain Capital, LLC	Texas Instruments Incorporated (Sensors & Controls)	10.0	x
July 2005	Schneider Electric SA	BEI Technologies, Inc.	14.9	x
May 2005	Cognex Corporation	DVT Corporation	16.9	x
July 2004	Esterline Technologies Corporation	Leach Holding Corporation	8.0	x
June 2004	AMETEK, Inc.	Taylor Hobson Holdings Ltd.	12.4	x
March 2004	Schneider Electric SA	Kavlico Corporation	N/A*
August 2003	Moog Inc.	Northrop Grumman Corporation (Poly-Scientific Division)	8.7	x
August 2002	Honeywell International Inc.	Invensys plc (Sensor Systems Division)	9.0	x
June 2002	Goodrich Corporation	TRW Inc. (Aeronautical Systems)	8.4	x
May 2002	General Electric Company	Druck Holdings plc	12.4	x
May 2002	General Dynamics Corporation	Advanced Technical Products, Inc.	9.1	x
August 2000	Schneider Electric SA	Thomson-CSF (Crouzet Automatismes)	N/A*

† Multiple based upon publicly-disclosed projected calendar year 2014 EBITDA for Wema System AS.

* Multiple not publicly available and excluded from the low, median, mean and high multiples summarized below.

This analysis also indicated the following:”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Opinion of Financial Advisor - Discounted Cash Flow Analysis” by adding the following sentence at the end of the first paragraph on page 36:

“Using the range of terminal value multiples described above, this analysis implied a range of perpetuity growth rates for the Company of 4.9% to 7.9%.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Opinion of Financial Advisor - Discounted Cash Flow Analysis” by adding the following sentence at the end of the second paragraph on page 36:

“Using the range of terminal value multiples described above, this analysis implied a range of perpetuity growth rates for the Company of 4.7% to 7.8%.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Selected Unaudited Prospective Financial Information” by adding the following sentence after the first sentence of the second paragraph on page 46:

“Financial results in April and May 2014 were below expectations, but it appeared that financial results in June 2014 and synergies from the Wema acquisition would be strong.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Selected Unaudited Prospective Financial Information” by amending and restating the third sentence of the second paragraph on page 46:

“As of this time, the Company also prepared speculative “upside” projections of the Company’s potential financial performance related to a possible new commercial opportunity (involving consumer products based on ultrasonic technology) that had not yet resulted in a contract or any product sales (referred to as the “Upside Case Projections” and collectively with the Original Base Case Projections, the Wema Projections and the Updated Base Case Projections, referred to as the “Prospective Financial Information”).”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Selected Unaudited Prospective Financial Information” by adding the following sentence at the bottom of page 48:

“In addition, the Updated Base Case Projections prepared by management included figures for the fiscal year ending March 31, 2020. However, some of these figures were not provided to Barclays or the Board because the projections that were provided covered five years and were considered sufficient. The Updated Base Case Projections prepared by management for the fiscal year ending March 31, 2020 included revenues of $869 million, Adjusted EBITDA (excluding F123 expense) of $215 million, and EBITDA (including F123 expense) of $206 million.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Selected Unaudited Prospective Financial Information” by adding the following sentence after the sixth paragraph on page 50:

“Net Debt. Assuming no new acquisitions, the net debt at the end of the fiscal year as projected by management for FY15, FY16 and FY17 is $136 million, $62 million and $0 ($31 million net cash surplus), respectively.”

Additional Information and Where To Find It

On July 24, 2014, Measurement Specialties, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction with TE Connectivity Ltd. (“TE”). The definitive proxy statement is being sent or given to the Company’s shareholders of record. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov, or by going to the Investor Relations page on the Company’s corporate website at www.meas-spec.com. In addition, security holders may obtain free copies of the definitive proxy statement from the Company by contacting Investor Relations by mail at Attn: Investor Relations, Mark Thomson, CFO, 1000 Lucas Way, Hampton, VA 23666.

Interests of Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction with TE. Information about the directors and executive officers of the Company is set forth in Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC on July 29, 2014. This document is available free of charge at the SEC’s website at www.sec.gov, by mail at Attn: Investor Relations, Mark Thomson, CFO, 1000 Lucas Way, Hampton, VA 23666, or by going to the Investor Relations page on the Company’s corporate website at www.meas-spec.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the definitive proxy statement the Company filed with the SEC. TE and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information about TE’s directors and executive officers is set forth in the proxy statement for TE’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on January 15, 2014, TE’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, which was filed with the SEC on November 15, 2013, and TE’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2014 and December 27, 2013, which were filed with the SEC on April 24, 2014 and January 23, 2014 respectively.

Forward-Looking Statements

Statements in this communication that are not strictly historical, including statements regarding the proposed transaction with TE, the expected timetable for completing the proposed transaction, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: general economic conditions and conditions affecting the industry in which the Company operates; the uncertainty of regulatory approvals; approval of the merger agreement by the Company’s shareholders; and the parties’ ability to satisfy the closing conditions and consummate the proposed transaction. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s SEC filings, including its definitive proxy statement for the proposed transaction with TE and its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication and the Company assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.

August 15, 2014	By:	/s/ Mark Thomson
		Name:	Mark Thomson
		Title:	Chief Financial Officer